SUB-ITEM:  77E
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
Federated
funds ("Funds"), have
been named as defendants
in several class action
lawsuits now pending in
the
United States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
behalf of
people who purchased,
owned and/or redeemed
shares of Federated-sponsored
mutual funds during
specified periods beginning
November 1, 1998. The suits
are generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert
with certain institutional
traders, which allegedly
caused financial injury to
the mutual fund
shareholders. These lawsuits
began to be filed shortly after
Federated's first public
announcement that it
had received requests for
information on shareholder
trading activities in the
Funds from the SEC, the
Office of the New York State
Attorney General ("NYAG"),
and other authorities. In
that regard, on
November 28, 2005, Federated
announced that it had reached
final settlements with the SEC
and the
NYAG with respect to those
matters. Specifically, the SEC
and NYAG settled proceedings
against three
Federated subsidiaries involving
undisclosed market timing
arrangements and late trading.
The SEC
made findings: that Federated
Investment Management Company
("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities
Corp., an SEC-registered broker
-dealer
and distributor for the Funds,
 violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving, but
not disclosing, three market
timing arrangements, or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund
shareholders or to the funds'
board; and that Federated
Shareholder Services Company,
formerly an SEC-
registered transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in
violation of provisions of the
Investment Company Act. The NYAG
found that such conduct violated
provisions of New York State
law. Federated entered into
the settlements without admitting
 or denying
the regulators' findings. As
Federated previously reported
in 2004, it has already paid
approximately $8.0
million to certain funds as
determined by an independent
consultant. As part of these
settlements,
Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
of an
additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to
any registered investment
company unless (i) at least
75% of the fund's directors
are independent of
Federated, (ii) the chairman
of each such fund is independent
of Federated, (iii) no action
may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee,
respectively, and (iv) the
fund appoints a "senior officer"
who reports to the
independent trustees and
is responsible for monitoring
compliance by the fund with
applicable laws and
fiduciary duties and for
managing the process by
which management fees charged
to a fund are
approved. The settlements are
described in Federated's
announcement which, along with
previous press
releases and related communications
on those matters, is available
in the "About Us" section of
Federated's website at
FederatedInvestors.com.
Federated entities have
also been named as defendants
in several additional lawsuits
that are now
pending in the United States
District Court for the Western
District of Pennsylvania, alleging,
among
other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in
each of
the lawsuits described in the
preceding two paragraphs.
Federated and the Funds, and
their respective
counsel, have been defending
this
litigation, and none of the
Funds remains a defendant in
any of the
lawsuits (though some could
potentially receive any recoveries
as nominal defendants). Additional
lawsuits based upon similar
allegations may be filed in the
future. The potential impact of
these lawsuits,
all of which seek unquantified
damages, attorneys' fees,
and expenses, and future
 potential similar suits
is uncertain. Although we do
not believe that these lawsuits
will have a material adverse effect
on the
Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund redemptions,
reduced sales
of Fund shares, or other adverse
consequences for the Funds.